Exhibit 99.2

CHESAPEAKE MIDSTREAM PARTNERS, LP

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Introduction to the unaudited pro forma

condensed consolidated financial statements of Chesapeake Midstream Partners, LP

The unaudited pro forma condensed consolidated financial statements present the impact on Chesapeake Midstream Partners, LP’s (collectively with its consolidated subsidiaries, the “Partnership”) results of operations and financial position attributable to the acquisition of certain midstream assets from affiliates of Chesapeake Energy Corporation pursuant to the Asset Purchase Agreement dated as of December 16, 2010 (the “Springridge Asset Purchase Agreement”) with an effective date for accounting purposes of November 30, 2010. The Partnership acquired Chesapeake’s 100% ownership interest in the Springridge natural gas gathering system in the Haynesville Shale, which consists of 220 miles of gathering pipeline in Caddo and De Soto Parishes, Louisiana. The average throughput on the system during the third quarter of 2010 was approximately 400 million cubic feet per day, with significant future exposure to third-party volume.

These assets are referred to collectively as the “Springridge Assets,” and the acquisition is referred to as the “Springridge Acquisition.” The consideration paid by the Partnership consisted of $500.0 million which was funded with a draw of approximately $234 million on the Partnership’s revolving credit facility and the balance of approximately $266 million through cash on hand.

At closing, the Partnership entered into a 10-year, fee-based gas gathering agreement with affiliates of Chesapeake which includes a significant acreage dedication, annual fee redetermination and a minimum volume commitment.

For purposes of these condensed consolidated financial statements, “Chesapeake” or “Parent” refers to Chesapeake Energy Corporation and its consolidated subsidiaries, excluding the Partnership; and “affiliates” refers to wholly owned and partially owned subsidiaries of Chesapeake, excluding the Partnership.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 and unaudited pro forma condensed consolidated balance sheet as of September 30, 2010 are based upon the historical consolidated financial statements of the Partnership, the purchase price allocated to the Springridge assets and the historical results of operations of the Springridge Assets.

The unaudited pro forma condensed consolidated financial statements have been prepared as if the Springridge Acquisition occurred on January 1, 2010, in the case of the unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2010, and as if the Springridge Acquisition occurred on January 1, 2009, in the case of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Springridge Acquisition occurred on September 30, 2010. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes, except for the Texas margin tax on the portion of the Partnership’s pro forma income that is allocable to Texas. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments, as described in Note 2. The following financial statements are qualified in their entirety by reference to and should be read in conjunction with such historical financial statements and related notes contained in those reports: (i) Springridge Assets’ historical financial statements set forth in Exhibit 99.1 of this Current Report on Form 8-K/A as of and for the nine months ended September 30, 2010 (unaudited) and as of and for the year ended December 31, 2009; and (ii) the Partnership’s unaudited historical consolidated financial statements set forth in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2010, as filed with the U.S. Securities and Exchange Commission.

The pro forma adjustments reflected in the pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the transfer of the Springridge Assets to the Partnership.

Introduction to the unaudited pro forma

condensed consolidated financial statements of Chesapeake Midstream Partners, LP

The Springridge Assets will be subject to the terms and conditions of various agreements between the Partnership and Chesapeake, including the following:

•

an omnibus agreement, which provides for certain indemnifications, reimbursement for expenses paid by Chesapeake on behalf of the Partnership and compensation to Chesapeake for providing the Partnership with certain general and administrative services and insurance coverage;

•

a services and secondment agreement, pursuant to which specified employees of Chesapeake are seconded to the general partner to provide operating, routine maintenance and other services with respect to the assets owned and operated by the Partnership under the direction, supervision and control of the general partner;

•	other routine agreements with Chesapeake or its subsidiaries that arise in the ordinary course of business for gathering services and other operational matters.

In connection with the Springridge Acquisition, the Partnership entered into a 10-year, fee-based gathering agreement with affiliates of Chesapeake for all of its affiliate throughput on the Springridge Assets. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired the Springridge Assets on the dates indicated nor are they indicative of the future operating results of the Partnership.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2010

(unaudited, in thousands)

	Partnership Historical	Springridge Assets (a)	Pro Forma Adjustments		Partnership Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$309,130	$—	$(266,000	)(b)	$43,130
Accounts receivable, including $27,623 and $21,610 from affiliates with the Partnership and the Springridge Assets, respectively	35,674	21,610	(21,610	)(e)	35,674
Other current assets	3,351	2,120	(2,120	)(e)	3,351

Total current assets	348,155	23,730	(289,730)		82,155

Property, plant and equipment:
Gathering systems	2,155,868	326,198	1,321	(d)	2,483,387
Other fixed assets	35,588	1,901	(1,901	)(e)	35,588
Less: Accumulated depreciation	(335,231)	(13,392)	13,392	(e)	(335,231)

Total property, plant and equipment, net	1,856,225	314,707	12,812		2,183,744

Intangible asset – customer contract	—	—	172,481	(d)	172,481
Deferred loan costs, net	15,798	756	(756	)(e)	15,798

Total assets	$2,220,178	$339,193	$(105,193)		$2,454,178

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable, including $13,988 due to affiliates with the Springridge Assets	$35,163	$13,988	$(13,988	)(e)	$35,163
Accrued liabilities, including $30,902 and $1,949 due to affiliates with the Partnership and the Springridge Assets, respectively	45,250	1,949	(1,949	)(e)	45,250

Total current liabilities	80,413	15,937	(15,937)		80,413

Long-term liabilities:
Revolving bank credit facility	—	41,107	192,893	(c)	234,000
Other liabilities	4,127	—	—		4,127

Total long-term liabilities	4,127	41,107	192,893		238,127

Commitments and contingencies (Note 9)
Equity:
Common units (69,083,265 issued and outstanding at September 30, 2010)	1,256,960	—	—		1,256,960
Subordinated units (69,076,122 issued and outstanding at September 30, 2010)	844,220	—	—		844,220
General partner units (2,819,434 issued and outstanding at September 30, 2010)	34,458	—	—		34,458
Division Equity	—	282,149	(282,149	)(e)	—

Total equity	2,135,638	282,149	(282,149)		2,135,638

Total liabilities and equity	$2,220,178	$339,193	$(105,193)		$2,454,178

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2010

(unaudited, in thousands)

	Partnership Historical	Springridge Assets (a)	Pro Forma Adjustments		Partnership Pro Forma
Revenues, including revenue from affiliates	$296,685	$39,685	$—		$336,370

Operating Expenses:
Operating expenses, including expenses from affiliates	97,172	15,363	—		112,535
Depreciation and amortization expense	69,177	9,125	8,624	(f)	86,926
General and administrative expense, including expenses from affiliates	21,221	3,302	990	(g)	25,513
Loss on sale of assets	256	—	—		256

Total operating expenses	187,826	27,790	9,614		225,230

Operating income (loss)	108,859	11,895	(9,614)		111,140

Other Income (Expense):
Interest expense	(1,818)	(86)	(5,197	)(h)	(7,101)
Other income	76	—	—		76

Income (loss) before income tax expense	107,117	11,809	(14,811)		104,115
Income tax expense	1,772	—	—		1,772

Net income (loss)	$105,345	$11,809	$(14,811)		$102,343

Limited partner interest in net income
Net income					$102,343
Less general partner interest in net income					(2,047)

Limited partner interest in net income					$100,296

Net income per common unit – basic and diluted					$0.73
Net income per subordinated unit – basic and diluted					$0.73

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2009

(unaudited, in thousands)

	Partnership Pro Forma	Springridge Assets (a)	Pro Forma Adjustments		Partnership Pro Forma as Adjusted

Revenues, including revenue from affiliates	$383,095	$29,219	$—		$412,314

Operating Expenses:
Operating expenses, including expenses from affiliates	142,048	11,161	—		153,209
Depreciation and amortization expense	73,212	4,190	11,499	(f)	88,901
General and administrative expense, including expenses from affiliates	20,773	1,661	1,400	(g)	23,834
Impairment of property, plant and equipment and other assets	90,207	—	—		90,207
Loss on sale of assets	47	—	—		47

Total operating expenses	326,287	17,012	12,899		356,198

Operating income (loss)	56,808	12,207	(12,899)		56,116

Other Income (Expense):
Interest expense	(840)	(39)	(7,044	)(h)	(7,923)
Other income	9	—	—		9

Income (loss) before income tax expense	55,977	12,168	(19,943)		48,202
Income tax expense	—	—	—		—

Net income (loss)	$55,977	$12,168	$(19,943)		$48,202

Limited partner interest in net income
Net income					$48,202
Less general partner interest in net income					(964)

Limited partner interest in net income					$47,238

Net income per common unit – basic and diluted					$0.34
Net income per subordinated unit – basic and diluted					$0.34

Notes to the unaudited pro forma condensed consolidated financial statements of

Chesapeake Midstream Partners, LP

1. Basis of presentation

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of the Springridge Assets. The unaudited pro forma condensed consolidated financial statements present the impact of the Springridge Acquisition, which are described in the introduction to the unaudited pro forma condensed consolidated financial statements, on the Partnership’s results of operations, and present the impact of the Springridge Acquisition on the unaudited pro forma condensed consolidated financial position.

2. Pro forma adjustments

The following adjustments for the Partnership have been prepared (i) as if the Springridge Acquisition occurred on January 1, 2009, in the case of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009, (ii) as if the Springridge Acquisition occurred on January 1, 2010, in the case of the unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2010, and (iii) as if the Springridge Acquisition occurred on September 30, 2010, in the case of the unaudited pro forma condensed consolidated balance sheet:

(a)	The historical operating results and balance sheet of the Springridge Assets.

(b)	The use of $266 million of cash and cash equivalents on hand to fund, in part, the total purchase price of $500 million of the Springridge Acquisition.

(c)	The borrowing by the Partnership of $234 million under its revolving credit facility in connection with the Springridge Acquisition and elimination of $41 million of debt allocated to the Springridge Assets that was not acquired.

(d)	Allocation of the $500 million purchase price of the Springridge Acquisition which closed on December 21, 2010. The fair market value of the gathering systems was $327.5 million and the fair market value of the customer contract with Chesapeake was $172.5 million at closing of the transaction.

(e)	Elimination of balance sheet accounts that were not acquired in the Springridge Acquisition.

(f)	The amortization of the customer contract gas gathering agreement signed in connection with the Springridge Acquisition. The intangible asset is amortized on a straight-line basis over 15 years.

(g)	The incurrence of incremental general and administrative expense per contractual agreement with Chesapeake. The established terms indicate corporate overhead costs will be charged to the Partnership based on a fee per mcf of natural gas gathered. The mcf fee is calculated as the lesser of $0.03/mcf gathered or actual corporate overhead costs.

(h)	Interest at 3.01% on the debt incurred to fund the Springridge Acquisition. The debt is variable and a 125 basis point increase in the interest rate would have increased interest expense $0.3 million for the twelve months ended December 31, 2009 and $0.2 million for the nine months ended September 30, 2010.

3. Pro forma net income per limited partner unit

The Partnership’s net income is allocated to the general partner and the limited partners, including any subordinated unitholders, in accordance with their respective ownership percentages. The Partnership’s net income allocable to the limited partners is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement that govern actual cash distributions as if all earnings for the period had been distributed. Accordingly, if current net income allocable to the limited partners is less than the minimum quarterly distribution, more income is allocated to the common unitholders than the subordinated unitholders for that quarterly period.

Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the provisions of the limited partnership agreement, to the common and subordinated unitholders by the number of common and subordinated units outstanding. For purposes of this calculation, we assumed that (1) annual pro forma cash distributions were equal to annual pro forma earnings and (2) 2,819,434 general partner units, 69,083,265 common units and 69,076,122

Notes to the unaudited pro forma condensed consolidated financial statements of

Chesapeake Midstream Partners, LP

subordinated units were outstanding since the beginning of the periods presented. Because (i) the limited partnership agreement requires the Partnership to distribute available cash rather than the earnings reflected in the Partnership’s income statement and (ii) the pro forma net income per unit calculation has been prepared on a year-to-date basis in lieu of a quarterly basis, actual cash distributions declared and paid by the Partnership may vary significantly from reported pro forma net income per unit. Pursuant to the limited partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income being proportionately allocated to the general partner than to the holders of common and subordinated units. The pro forma net income per unit would not have been sufficient to generate incentive distribution payments to our general partner for the nine months ended September 30, 2010, or for the twelve months ended December 31, 2009.